Exhibit 99.1

Escala Group Announces Settlement of SEC Investigation

IRVINE, Calif.--(BUSINESS WIRE)--March 23, 2009--Escala Group (ESCL.PK), a global collectibles company in stamps, coins, precious metals trading, and art and antiques, today announced that it has reached a settlement with the United States Securities and Exchange Commission (the “SEC”), resolving charges filed today against the Company in connection with the SEC’s investigation into the Company’s historical transactions with its majority-owned shareholder, Afinsa Bienes Tangibles, S.A.

Without admitting or denying the allegations made in the SEC’s complaint, the Company consented to a permanent injunction against any future violations of certain provisions of the federal securities laws. The Company cooperated fully with the SEC during the course of the investigation. No fines, civil penalties or monetary sanctions were assessed against the Company. The settlement is subject to court approval.

Greg Roberts, Escala Group’s President and CEO, said, “We are very pleased with this resolution of the SEC investigation as it relates to the Company. We are continuing to focus on the future of Escala Group, and are working with the Staff of the SEC’s Office of the Chief Accountant and Division of Corporation Finance as we move towards becoming current in our SEC filings.”

The SEC also filed an action today in the United States District Court for the Southern District of New York against Greg Manning, formerly the CEO and a director of the Company, and Larry Crawford, formerly the CFO of the Company, in connection with its investigation. The Company understands that this action has not been settled. The Company terminated Mr. Manning’s arrangement with the Company for cause in April 2007. Mr. Crawford left the Company in June 2006.

Additional information regarding the settlement will be set forth in the Company’s Report on Form 8-K, as filed with the SEC.

About Escala Group, Inc.

Escala Group is a consolidated global collectibles network. The Company is a leading auctioneer of stamps, coins, arms, armor and militaria, and other memorabilia, targeting both collectors and dealers. Escala is also a merchant/dealer of certain collectibles and trader of precious metals. The Company's collectibles offerings span the modest to ultra high-end price spectrum. Escala conducts its operations in two business segments: collectibles and trading.

Escala's Group Companies focused on philately are H.R. Harmer Nutmeg of North America; Corinphila Auktionen of Zurich, Switzerland and the Kohler auction house in Wiesbaden, Germany, in our European division; and John Bull Stamp Auctions, Ltd, the oldest philatelic auction house in Hong Kong, comprising our Asia division. Escala's Group Companies in the numismatics division include Teletrade, Bowers and Merena Auctions, North American Certified Trading, and Spectrum Numismatics International, one of the largest wholesalers of rare coins in the U.S. Greg Martin Auctions is engaged in the sale of antique arms, armor and militaria.

The trading activities of Escala Group are conducted through A-Mark Precious Metals, one of the largest private sellers of bullion coins and bullion gold, silver and platinum to the wholesale marketplace.

SAFE HARBOR STATEMENT

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ are identified in the public filings made by us with the Securities and Exchange Commission and include the fact that we have disclosed that you should not rely upon our published financial statements and the fact that we have not filed all of our reports required by the Securities Exchange Act of 1934. More information on factors that could affect our business and financial results, as well as the proposed settlement described above, are included in our public filings made with the Securities and Exchange Commission, which are available on the web site of the Securities and Exchange Commission, www.sec.gov. As described above, the proposed settlement is subject to various conditions, and there can be no assurance that such conditions will be satisfied.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:
Escala Group, Inc.
Carol Meltzer, 203-702-8480
cmeltzer@escalagroup.com